EXHIBIT 10.9(a)

FIRST AMENDMENT TO THE
STERLING CHEMICALS, INC.
PENSION BENEFIT EQUALIZATION PLAN

WITNESSETH

     WHEREAS, Sterling Chemicals, inc. (the “Employer”) presently maintains the Sterling Chemicals, Inc. Pension Benefit Equalization Plan, effective as of October 1, 1987 (the Plan”); and

     WHEREAS, the Employer, pursuant to Section 6 of the Plan, has the right to amend the Plan from time to time subject to certain limitations:

     NOW, THEREFORE, the Plan is hereby amended in the following manner:

     Effective as of January 1, 2005, the Plan is amended to freeze benefit accruals. Benefit accruals will cease for all Participants, by computing their Accrued Benefits as of January 1, 2005, as if they had terminated from service on such date. This amount shall be referred to as the “Frozen Benefit.” Each Participant may continue to accrue Vesting Service after January 1, 2005, in accordance with the existing provisions of the Pension Plan, in order to vest in his Frozen Benefit and for benefit eligibility purposes.

IN WITNESS WHEREOF, the Employer has executed this Amendment, this

                     day of                                         , 2005.

STERLING CHEMICALS, INC.

By

Name:

Title